UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2017 (May 15, 2017)

Nivalis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 18387 Boulder, Colorado	80308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 600-4740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.                   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 15, 2017, Nivalis Therapeutics, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of stockholders. There were 11,517,852 shares of common stock represented in person or by valid proxies at the Meeting and entitled to be voted, representing 73.6% of the 15,656,251 shares of common stock outstanding as of the March 22, 2017 record date.  The stockholders voted on two proposals at the Annual Meeting.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2017.  The following is a tabulation of the final voting results for each of the proposals presented and voted on at the Annual Meeting.

Proposal 1: The Company’s stockholders elected two Class II Directors, each to serve for a three-year term expiring at the 2020 annual meeting of stockholders and until their respective successors have been duly elected and qualified.  The votes regarding this proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Evan Loh, M.D.	6,307,841	1,208,945	4,001,066
Howard Furst, M.D.	6,306,391	1,210,395	4,001,066

Proposal 2: The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstained
11,460,872	36,994	19,986

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVALIS THERAPEUTICS, INC.

May 17, 2017	By:	/s/ R. Michael Carruthers
	Name:	R. Michael Carruthers
	Title:	Interim President and Chief Financial Officer